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                                                                  EXHIBIT (j)(1)

                         INDEPENDENT AUDITORS' CONSENT

The Shareholders and Board of Trustees
ING Mutual Funds and ING Mayflower Trust:

We consent to the use of our reports dated December 19, 2003 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Reports to Shareholders" in the Statement of Additional Information.

                                        /s/ KPMG LLP

Boston, Massachusetts
February 11, 2004